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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               _________________

                                   FORM 8-K

                               _________________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT of 1934


                              September 26, 2000
                                Date of Report



                                 T REIT, INC.
            (Exact name of registrant as specified in its charter)


       Virginia                   333-77229               52-2140299
  ----------------             ---------------         ----------------
  (State or other            (Commission File No.)     (I.R.S. Employer
   jurisdiction of                                     Identification No.)
   incorporation)

                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                   (Address of principal executive offices)



                                (877) 888-7348
             (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                              PROPERTY ACQUISITION

Christie Street Office Building, Lufkin, Texas

          On September 26, 2000, T REIT, Inc. purchased the Christie Street Office Building, a 17,141 square foot Class C office building in Lufkin, Texas from Robert C. Parker and Carolyn de la Fuente Parker under an agreement of sale and purchase. The sellers are not affiliated with our company or our advisor, Triple Net Properties, LLC. We paid a total of $1,250,000 for the office building, and approximately $1,839 in additional acquisition expenses such as attorneys' fees, recording fees and other closing costs. Our acquisition cost represents approximately $73.00 per square foot of leasable space.

          As of September 26, 2000, this property was 100% occupied by the State of Texas Department of Human Services, which provides welfare, child and family protection services. The State has leased the property since 1984 on a short-term lease (two years or less). The current lease commenced on September 1, 2000 and terminates on August 31, 2002. The current rent is $20,000 per month during the lease term. The Department of Human Services is not empowered by the State to execute a lease with a term exceeding two years.

          The Department of Human Services may terminate the lease if it loses state funding or if the landlord does not cure covenant defaults after 30 days notice by the Department of Human Services or if the building does not conform to the provisions of the Americans with Disabilities Act of 1990, which requirement we believe has been met. The Department of Human Services pays for utilities and janitorial services associated with the property.

          Due to the short-term lease with the Department of Human Services, the property cannot be readily financed with a traditional lender. The sellers agreed to finance a portion of the purchase price by delivery to the sellers of a note in the principal amount of $750,000. The note bears interest at 9%, is fully amortized over 20 years and is secured by a first mortgage on the property. There are no loan fees or similar costs attached with the loan. The loan may not be assumed by any future owner and there is no discount for an early payoff. The monthly payment is $6,748 with a late fee of 5% after 10 days. The payment includes escrows for taxes and insurance.

          The purchase of the property was unanimously approved by our board of directors, including our independent directors.

          The Christie Street Office Building, which was built in 1984 for the State of Texas, consists of a single one-story building containing approximately 20,000 gross square feet on two parcels of land totalling 1.78 acres. Approximately 5,000 square feet were constructed by the State of Texas in 1990. The building includes approximately 17,141 square feet of leasable space. The property has approximately 95 parking stalls with 6 handicap-parking spaces and is located in flood zone C, an area of minimal flooding. The office building is located on the northwest corner of Christie Street and route 287, the major business loop for Lufkin. The office

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building is located approximately .5 miles from the major shopping area in
Lufkin at the corner of route 287 and highway 59. Adjoining land use consists of various commercial and service users. A funeral home is located across the street, a medical clinic is next door along with the police and fire departments.

          Lufkin, Texas is the commercial hub of a 12 county rural market region, serving over 300,000 residents. Lufkin has a population of 30,791 and is located approximately 100 miles northeast of Houston and approximately 150 miles southeast of Dallas.

          We have retained Triple Net Properties Realty, Inc., an affiliate of our advisor, to manage and lease the property. We will pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the property (currently $1,000 per month) in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Potential Property Acquisitions

          We currently are considering several potential property acquisitions. Our decision to acquire one or more of these properties will generally depend upon:

       . our receipt of a satisfactory environmental survey and property appraisal for each property;

       . no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

       . our receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

          There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that we will acquire any additional properties.

Fees Paid in Connection with the Acquisition of Properties

Acquisition Expenses

          We will reimburse our advisor for costs and expenses of selecting, evaluating and acquiring properties, whether or not actually acquired, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, nonrefundable option payments on properties not acquired and other related expenses payable to our advisor and its affiliates. As of September 26, 2000, we had incurred $2,857 in acquisition fees payable to our advisor.

Property Management Fee

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          We will pay our advisor a property management fee equal to 5% of the gross income from our properties. This fee will be paid monthly. As of September 26, 2000, we had not incurred any property management fees.

Real Estate Commission

          The seller of the Christie Street Office Building paid a real estate commission of $50,000 to an affiliate of our advisor.

Compensation for Services

          We will pay our advisor for other property-level services including leasing fees, construction management fees, loan origination and servicing fees, property tax reduction fees and risk management fees. Such compensation will not exceed the amount which would be paid to unaffiliated third parties providing such services. As of September 26, 2000 we had not incurred any fees for such services.

Reimbursable Expenses

          We will reimburse our advisor for:

       . the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties, and

       . administrative services related to such goods and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.

          As of September 26, 2000, we had incurred $645 in reimbursable expenses payable to our advisor.

ITEM 5.  OTHER EVENTS.

                             STATUS OF OUR OFFERING

General

          On May 17, 2000 we commenced our offering of a maximum of 10 million shares and a minimum of 100,000 shares of our common stock at an offering price of $10.00 per share to the residents of the states listed in the prospectus. Our offering will terminate on the earlier of February 22, 2002, or the date on which we have sold the maximum offering.

          As of September 26, 2000, we had sold 363,869 shares, including 22,090 shares issued to

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our advisor, Triple Net Properties, LLC, resulting in gross proceeds of
$3,663,842 (excluding funds from Pennsylvania investors) which exceeded the minimum offering amount of $1,000,000 and the escrow of subscriptions (other than funds received from Pennsylvania investors) has terminated. After payment of selling commission, marketing support and due diligence reimbursement fees we had approximately $3,111,408 to invest in properties at September 26, 2000.

Subsequent State Registrations

          After the date of the prospectus, we registered the offering in Louisiana and Oklahoma. As a result, we now offer and sell shares of our common stock to residents of these states in addition to those listed in the prospectus.

Fees and Expenses Paid in Connection with Our Offering

Selling Commissions

          NNN Capital Corp., the dealer manager, will receive 8% of the gross proceeds of this offering, or $0.80 for each share sold, and may reallow a portion of the selling commissions to broker-dealers participating in this offering. As of September 26, 2000, we had incurred $274,167 in selling commissions due to the dealer manager, a portion of which has been paid to participating broker-dealers as commissions.

          The prospectus also provides that the dealer manager will receive one warrant for every 40 shares of common stock sold in this offering in states other than Arizona, Missouri, Ohio or Tennessee, and may reallow a portion of the warrants to broker-dealers participating in this offering. As of September 26, 2000, no warrants were outstanding. However, we are obligated to issue 7,514 warrants to the dealer manager and participating broker-dealers. We expect to issue these warrants prior to the end of the third quarter of 2000.

Marketing Support and Due Diligence Reimbursement Fee

          We will pay the dealer manager an amount up to 1.5% of the gross proceeds of this offering, or up to $0.15 for each share sold, to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts and to generally reimburse the dealer manager for due diligence expenses. We will not require the dealer manager to account for spending of amounts comprising this fee. The dealer manager may reallow a portion of this fee to broker-dealers participating in this offering. As of September 26, 2000, we had incurred $51,406 in marketing support and due diligence reimbursement fees to the dealer manager, a portion of which has been reallowed to participating broker-dealers.

Other Organizational and Offering Expenses

          Our advisor may advance, and we will reimburse it for, organization and offering expenses incurred on our behalf in connection with this offering, including legal and accounting

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fees, filing fees, printing costs and selling expenses. As of September 26,
2000, we had incurred $224,002 in other organizational and offering expenses to our advisor.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements: The financial statements required by Form 8-K and Regulation S-X will be filed within 60 days of the filing of the 8-K.

     It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

(c)  Exhibits.

     None

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              T REIT, INC.


Date:  October 10, 2000       By:  /s/ Anthony W. Thompson
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                              Anthony W. Thompson
                              President and Chief Executive Officer

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